Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

for Offer to Purchase for Cash

All Outstanding Ordinary Shares and American Depositary Shares

(each American Depositary Share representing one Ordinary Share)

of

GENTIUM S.p.A.

at

$57.00 per Ordinary Share and

per American Depositary Share

by

JAZZ PHARMACEUTICALS ITALY S.r.l.

a wholly-owned subsidiary of

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE EVENING OF JANUARY 22, 2014, UNLESS THE OFFER IS EXTENDED.

As set forth under “THE TENDER OFFER – Procedures for Tendering Ordinary Shares and ADSs – Guaranteed Delivery” in the Offer to Purchase, dated December 23, 2013 (as may from time to time be amended, supplemented or finalized, the “Offer to Purchase”), this Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the offer of Jazz Pharmaceuticals Italy S.r.l., an Italian limited liability company (“Purchaser”) and a wholly-owned subsidiary of Jazz Pharmaceuticals Public Limited Company, a public limited company formed under the laws of Ireland (“Parent”), to purchase all outstanding shares of ordinary stock, no par value per share (“Ordinary Shares”) of Gentium S.p.A., a società per azioni incorporated in Italy (“Gentium”) and all outstanding American Depositary Shares (“ADSs”), each representing one Ordinary Share and evidenced by an American Depositary Receipt (an “ADR”) at a purchase price of $57.00 per Ordinary Share and per ADS (without duplication for Ordinary Shares underlying ADSs), net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, and in the related ADS Letter of Transmittal (which, together with the Offer to Purchase and the Form of Share Acceptance, each as may be amended or supplemented from time to time, collectively constitute the “Offer”) if:

•	certificates evidencing ADRs representing ADSs are not immediately available;

•	the procedures for book-entry transfer of ADSs cannot be completed prior to the Expiration Date of the Offer; or

•	time will not permit all required documents to reach The Bank of New York Mellon, as the tender agent for the Offer (the “Tender Agent”), prior to the Expiration Date.

The term “Expiration Date” means 12:00 Midnight, New York City Time, on the evening of January 22, 2014, unless extended, in which event the term “Expiration Date” shall mean the latest time and date at which the Offer, as so extended, will expire. This Notice of Guaranteed Delivery may be delivered by facsimile transmission, mail or overnight courier to the Tender Agent and must include a Guarantee by an Eligible Institution (as defined in the ADS Letter of Transmittal). See the guaranteed delivery procedures described in the Offer to Purchase under “THE TENDER OFFER – Procedures for Tendering Ordinary Shares and ADSs – Guaranteed Delivery.”

VOLUNTARY CORPORATE ACTIONS COY: GENB

The Tender Agent for the Offer is:

THE BANK OF NEW YORK MELLON

By registered, certified or express mail:	By overnight courier:
The Bank of New York Mellon	The Bank of New York Mellon
Voluntary Corporate Actions	Voluntary Corporate Actions – Suite V
P. O. Box 3031	250 Royall Street
Providence, Rhode Island 04940-3031	Canton, Massachusetts 02021
United States of America	United States of America
Facsimile: (617) 360 - 6810
For Confirmation Only/Telephone Number: (781) 575-2332

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY TO THE TENDER AGENT IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON AN ADS LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE ADS LETTER OF TRANSMITTAL.

THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

VOLUNTARY CORPORATE ACTIONS COY: GENB

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to Jazz Pharmaceuticals Italy S.r.l., an Italian limited liability company (“Purchaser”) and a wholly-owned subsidiary of Jazz Pharmaceuticals Public Limited Company, a public limited company formed under the laws of Ireland (“Parent”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 23, 2013 (as may from time to time be amended, supplemented or finalized, the “Offer to Purchase”) and in the related ADS Letter of Transmittal (together with the Form of Share Acceptance and any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of ADSs set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Name(s) of Record Holder(s):

Number of ADSs Tendered:

ADR Number (if available):

Address(es):

Name of Tendering Institution:

Area Code and Telephone No.(s):

Signature(s):

☐ Check if ADSs will be book-entry transfer

Name of Transferring Institution:

DTC Account No.:

Transaction Code No.:

Dated:

VOLUNTARY CORPORATE ACTIONS COY: GENB

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a financial institution that is a participant in the Security Transfer Agent Medallion Program, or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Tender Agent: either (i) the ADRs representing the ADSs tendered hereby, in proper form for transfer, or (ii) to deliver a timely confirmation of a book-entry transfer of such ADSs into the Tender Agent’s account at The Depository Trust Company (“DTC”), in any such case together with a properly completed and duly executed ADS Letter of Transmittal, with any required signature guarantees or, in the case of a book-entry transfer of such ADSs in the Tender Agent’s account at DTC, an Agent’s Message (as defined in the Offer to Purchase) and any other documents required by the ADS Letter of Transmittal, all within three trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Tender Agent and must deliver the properly completed and duly executed ADS Letter of Transmittal or an Agent’s Message and certificates representing the ADRs representing ADSs to the Tender Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel. No.

Name:
(Please type or print)

(Authorized Signature)

Title:

Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR ADRs REPRESENTING ADSs WITH THIS NOTICE. CERTIFICATES FOR ADRs REPRESENTING ADSs SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED ADS LETTER OF TRANSMITTAL.